SUBSCRIPTION AGREEMENT AND
                    CONFIDENTIAL INVESTOR QUESTIONNAIRE
                    -----------------------------------

     THIS SUBSCRIPTION AGREEMENT is entered into as of this ------ day of --------, 1999, between CAVION TECHNOLOGIES, INC., a Colorado corporation with its principal offices at 7475 Dakin Street, Suite 607, Denver, Colorado 80221 (the "Company"), and the undersigned (the "Subscriber").

     WHEREAS, the Company desires to issue 700,000 shares (the "Shares") of its Convertible Preferred Stock, Series A, par value $0.0001 per Share (the "Convertible Preferred Stock"), in a private placement, convertible into the Company's Class A Common Stock, $0.0001 par value per Share (the "Common Stock"), as described in the Articles of Amendment to the Amended and Restated Articles of Incorporation of Cavion Technologies, Inc. setting forth the Statement of Designation of Series and Determination of Rights and Preferences of Convertible Preferred Stock, Series A, included as Exhibit A to the Memorandum (defined below) on the terms and conditions hereinafter set forth;

     WHEREAS, the Company has retained Neidiger, Tucker, Bruner, Inc. (the "Placement Agent") to serve as the Company's exclusive placement agent in connection with the offer and sale of the Shares; and

     WHEREAS, the Subscriber desires to acquire that number of Shares set forth on the signature page hereof;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     I.   SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY AND COVENANTS OF
          SUBSCRIBER

          1.1 Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $3.00 per Share, and the Company agrees to sell such Shares to the Subscriber for said purchase price. The purchase price is payable to American Securities Transfer Trust, Inc. - Escrow Agent for Cavion Technologies Inc., or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The certificates for the Shares will be delivered by the Company to the Subscriber not later than ten (10) days following the consummation of this offering as set forth in Article II hereof. The Subscriber understands however, that this purchase of Shares is contingent upon the Company making sales of at least 425,000 Shares prior to the Termination Date as defined in Article II hereof.

          1.2 The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) the Company is in the development stage, has not completed development of all of its proposed products and services and will require substantial funds in addition to the proceeds of this private placement; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;
(iii) investors may not be able to liquidate their investment; (iv) transferability of the Shares is extremely limited; and (v) in the event of a disposition of Shares, an investor could sustain the loss of his entire investment, as well as other risk factors as more fully set forth herein and in the Confidential Private Placement Memorandum dated February 3, 1999, relating to the Company and the Shares (the "Memorandum").

          1.3 The Subscriber represents that he or she is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), as indicated by the Subscriber's responses to the Confidential Investor Questionnaire contained in Article VI hereof, and that the Subscriber is able to bear the economic risk of an investment in the Shares.

          1.4 The Subscriber acknowledges that Subscriber either has a preexisting personal or business relationship with the Company or with one or more of its officers, directors or controlling persons, or by reason of the Subscriber's business or financial experience, including investment in non-listed and non-registered securities, or the business or financial experience of the Subscriber's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Subscriber's own interests in connection with an investment in the Shares. The Subscriber further acknowledges that he or she has the capacity to evaluate the merits and risks of such an investment and that the Subscriber recognizes the highly speculative nature of this investment.

          1.5 The Subscriber acknowledges receipt and careful review of the Memorandum and the attachments thereto (the "Offering Documents") and hereby represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber had requested or desired to know; that all documents which could be reasonably provided, including the Company's internal business plans, operating projections, etc. (all of which Subscriber acknowledges and agrees are qualified by and subject to the forward-looking statements disclaimer in the Offering Documents), have been made available for the Subscriber's inspection and review; that such information and documents have, in Subscriber's opinion, afforded the Subscriber generally with the same substantive information that would be provided to the Subscriber in a registration statement filed under the Act; that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering and the Offering Documents; and that Subscriber has been provided any additional information which the Subscriber had requested.

          1.6 The Subscriber acknowledges that this offering may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that the Subscriber must retain the Subscriber's own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

          1.7 The Subscriber acknowledges that this offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 4(6) of the Act. The Subscriber represents that the Shares being purchased by the Subscriber are being purchased for the Subscriber's own account, for investment and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

          1.8 The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber's investment intention. In that connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber's representation merely meant that the Subscriber's present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other similarly fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with the Subscriber's representation to the Company, and the SEC might regard such a sale or disposition as a sale to which such exemptions are not available.

          1.9 The Subscriber understands that there is no public market for the Shares or the underlying Common Stock into which Shares are convertible. The Subscriber understands that even if a public market develops for the Common Stock issuable upon conversion of the Shares, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares or the Common Stock issuable upon conversion of the Shares under the Act, with the exception of certain limited registration rights set forth in Article IV hereof.
The Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws") and subject to the provisions of Section 1.10 hereof. The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained herein or in the Confidential Investor Questionnaire contained in Article VI hereof or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

          1.10 The Subscriber agrees not to sell, transfer, assign, or otherwise publicly dispose of the Shares or the Class A Common Stock issued upon conversion thereof for a period of nine months following the effective date of the registration statement with respect to any public offering of the Company's Common Stock in respect of which such Shares or shares are registered without the underwriter's prior consent.

          1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

          1.12 The Subscriber understands that the Company will review this Subscription Agreement and the Confidential Investor Questionnaire contained herein and is hereby given authority by the undersigned, if an individual, to call his or her bank or place of employment or otherwise review the financial standing of the Subscriber insofar as is relevant to the Subscriber's representations herein; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close any offer of Shares at any time.

          1.13 The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned's principal residence if the Subscriber is an individual or its principal business address if the Subscriber is a corporation or other entity.

          1.14 THE SUBSCRIBER HEREBY REPRESENTS AND WARRANTS THAT, EXCEPT AS SET FORTH IN THE OFFERING DOCUMENTS, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE TO THE SUBSCRIBER BY THE COMPANY OR ANY AGENT, EMPLOYEE, REPRESENTATIVE OR AFFILIATE OF THE COMPANY AND THAT, IN ENTERING INTO THIS TRANSACTION AND SUBSCRIBING FOR SHARES, THE SUBSCRIBER IS NOT RELYING ON ANY INFORMATION, OTHER THAN THAT CONTAINED IN THE OFFERING DOCUMENTS AND THE RESULTS OF SUBSCRIBER'S INDEPENDENT INVESTIGATION.

          1.15 The Subscriber acknowledges that at such time, if ever, as the shares of Common Stock issuable upon conversion of Shares are registered, sales of such securities will be subject to Securities Laws, which may require, among other requirements, any securities sold to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

     II.  TERMS OF SUBSCRIPTION

          2.1 The subscription period will begin on the date of the Memorandum and will terminate at 5:00 p.m. Denver time sixty (60) days thereafter, unless extended by the Company and the Placement Agent for up to an additional sixty (60) days (the "Termination Date"). The minimum subscription per subscriber shall be 10,000 Shares for an aggregate price of $30,000.

          2.2 Placement of the Shares will be made by the Placement Agent, which will receive (i) a placement fee in the amount of 10% of the purchase price of the Shares placed; (ii) a non-accountable expense allowance of 2% of the purchase price of the Shares placed; (iii) warrants to purchase a number of shares of the Convertible Preferred Stock equal to 10% of the Shares placed; and (iv) other compensation as summarized in the Memorandum.

          2.3 Pending the sale of the Shares, all funds paid hereunder shall be deposited by the Company in escrow with American Transfer Trust, Inc. and if the Company shall not have obtained subscriptions (including this subscription) for purchases of 425,000 Shares for an aggregate purchase price of $1,275,000 on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to paragraph 2.5 hereof. If 425,000 Shares are subscribed and the price therefor received on or prior to the Termination Date, then all subscription proceeds shall be paid over to the Company at the mutual consent of the Company and the Placement Agent.

          2.4 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated in the Confidential Investor Questionnaire included herein.

          2.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

          2.6 If the Subscriber is not a United States person, such Subscriber hereby represents that he, she or it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Subscriber represents and warrants that the Subscriber's subscription and payment for, and the Subscriber's continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     III. REGISTRATION RIGHTS

          3.1 CERTAIN DEFINITIONS. For purposes of this Section, the following definitions shall apply:

               (a) The terms "register," "registered," and "registration" refer to a registration under the Act effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or amendment thereto.

               (b) The term "Registrable Securities" means any shares of Common Stock issued or issuable upon exercise of the Convertible Preferred Stock.

          3.2  REGISTRATION RIGHTS.

               (a) If the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its Common Stock by it or any of its security holders, subject to the lock-up provisions of
Section 1.10 hereof, the Company will, except as herein provided, cause all such Registrable Securities to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. Registrable Securities included in any registration pursuant to this Section 3.2 shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters thereof. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities (the "Requested Stock") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 270 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of the Company under this Section 3.2 shall not apply to Registrable Securities that at such time are eligible for immediate resale pursuant to the Rule (without regard to volume limitations).

               (b) The Company may suspend the effectiveness of any such registration effected pursuant to this Section 3.2 in the event, and for such period of time as, such a suspension is required by the rules and regulations of the SEC and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the security holders participating in such registration of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date. The Subscriber agrees that following receipt of any such notice, and until such suspension is terminated, the Subscriber will not make use of the suspended prospectus and will make no sales requiring delivery of such prospectus.

          3.3 REGISTRATION PROCEDURES. If and when the Company is required by the provisions of Section 3.2 to effect the registration of Registrable Securities under the Act, the Company will:

               (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the Registrable Securities are freely salable without the volume limitations of the Rule;

               (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Securities are freely salable without regard to the volume limitations of the Rule;

               (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (f) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

               (g) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

               (h) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

               (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          3.4  EXPENSES.

               (a) With respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 3.2 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company; provided, however, that any security holders participating in such registration shall bear their pro rata share of underwriting discounts and commissions and transfer taxes.

               (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation but subject to paragraph (a) above, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel, other advisors and accountants for the holders of Registrable Securities and any other expenses incurred by the holders not expressly included above shall be borne by the holders.

          3.5  INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 3.1 or 3.2 hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (b) Each holder of Registrable Securities included in a registration pursuant to the provisions of Section 3.2 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 3.5. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     IV.  MISCELLANEOUS

          4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested. Notices sent to the Company shall be addressed to the Company's office at 7475 Dakin Street, Suite 607, Denver, Colorado 80221: Attention: President. Notices sent to the Subscriber shall be addressed to the Subscriber's address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

          4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Colorado.

          4.5 Each of the Company and the Subscriber agree that any action or proceeding based hereon, or arising out of the Memorandum hereunder, shall be brought and maintained exclusively in the courts of the State of Colorado located in the City and County of Denver or in the United States District Court for the District of Colorado. The Company and the Subscriber each hereby irrevocably submit to the jurisdiction of the courts of the State of Colorado located in the City and County of Denver and of the United States District Court for the District of Colorado for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of the Company and the Subscriber hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum.

          4.6 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

          4.7 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

          4.8 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          4.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out more fully the purposes and intent of this Subscription Agreement.

          4.10 The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law, provided, that the Company may use information relating to the Subscriber in any registration statement under the Act.

     V.   CONFIDENTIAL INVESTOR QUESTIONNAIRE

          5.1 SUBSCRIBER CATEGORIES. The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A               -----     The undersigned is an individual (not a
                         partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000

                         EXPLANATION:   In calculating net worth you may
                                        include equity in personal
                                        property and real estate,
                                        including your principal
                                        residence, cash, short-term
                                        investments, stock and securities.
                                        Equity in personal property and
                                        real estate should be based on the
                                        fair market value of such property
                                        less debt secured by such
                                        property.

Category B               -----     The undersigned is an individual (not a
                         partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C               -----     The undersigned is a director or
                         executive officer of the Company which is issuing and selling the Shares.

Category D               -----     The undersigned is a bank; a savings
                         and loan association; insurance company;
                         registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title I of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

                         ------------------------------------------------
                         -------------------------------------
                         (describe entity)

Category E               -----     The undersigned is a private business
                         development company as defined in section
                         202(a)(22) of the Investment Advisors Act of
                         1940.

                         ------------------------------------------------
                         ------------------------------------------------
                         (describe entity)

Category F               -----     The undersigned is either a
                         corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal
                         Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

                         ------------------------------------------------
                         ------------------------------------------------
                         (describe entity)

Category G               -----     The undersigned is a trust with total
                         assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in Regulation
                         506(b)(2)(ii).

Category H               -----     The undersigned is an entity (other
                         than a trust) all the equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

                         ------------------------------------------------
                         ------------------------------------------------
                         (describe entity)

Category I               -----     The undersigned is not within any of
                         the categories above and is therefor not an accredited investor.

The undersigned covenants and agrees that the undersigned will notify the Company at any time on or prior to the Company's acceptance of this subscription in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

          5.2  SUITABILITY.  (Please answer each question)

               (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:
                    ----------------------------------------------------
                    ----------------------------------------------------
                    ----------------------------------------------------

               (b) For an individual Subscriber, please describe any college or graduate degrees held by you:
                    ----------------------------------------------------
                    ----------------------------------------------------
                    ----------------------------------------------------

               (c) For all Subscribers, please check types of prior investments:

               U.S. Government Securities ----   Private Placements  ----
               Publicly Traded Corporate  ----   Mutual Funds        ----
               Securities                 ----
               Real Estate Investments    ----   Other (describe)    ----

               (d) For all Subscribers, please state whether you have participated in other private placements before:

                         YES-----       NO-----

               (e) For all Subscribers, please indicate frequency of such prior participation in private placements:

                            Public Companies  Private Companies Companies
                            ----------------  ----------------- ---------
               Frequently        -----              -----         -----
               Occasionally      -----              -----         -----
               Never             -----              -----         -----

          5.3  MANNER IN WHICH TITLE TO BE HELD.  (Circle one)

               (a)  Individual Ownership

               (b)  Community Property

               (c) Joint Tenant with Right of Survivorship (both parties must sign)

               (d)  Partnership*

               (e)  Tenants in Common

               (f)  Company*

               (g)  Trust*

               (h)  Other

               *IF SHARES ARE BEING SUBSCRIBED FOR BY AN ENTITY, THE ATTACHED CERTIFICATE OF SIGNATORY MUST ALSO BE COMPLETED.

          5.4  NASD AFFILIATION:

               Are you associated with an NASD member firm? (Please check one)

               YES-----       NO-----

               If Yes, please describe:-----------------------------------
               -----------------------------------------------------------
               --------------------------------------------------------

               (1) The NASD defines a "person associated with a member" or "associated person of a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" or "associated person of a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is either a "member" or a "Person associated with a member" or "associated person of a member." In addition, an organization of any kind is a "person associated with a member" or "associated person of a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member," "person associated with a member" or "associated person of a member."

               (2) The NASD defines a "member" as being any individual, partnership, corporation or other legal entity that is a broker or dealer admitted to membership in the NASD.

               *IF SUBSCRIBER IS A REGISTERED REPRESENTATIVE WITH AN NASD MEMBER FIRM, HAVE THE FOLLOWING ACKNOWLEDGMENT SIGNED BY THE APPROPRIATE PARTY:

               The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules or any successor rules or regulations.

               -----------------------------------
               Name of NASD Member Firm

               By: -------------------------------
                    Authorized Officer

               Date: -----------------------------

          5.5 RELIANCE. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article V and such answers have been provided under the assumption that the Company will rely on them.

                    INDIVIDUAL INVESTOR SIGNATURE PAGE
                    ----------------------------------

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

NUMBER OF SHARES [------] x [$--------] = [$--------]


-----------------------------------   -----------------------------------
Signature                             Signature (if purchasing jointly)

-----------------------------------   -----------------------------------
Name Typed or Printed                 Name Typed or Printed

-----------------------------------   -----------------------------------
Address                               Address

-----------------------------------   -----------------------------------
City, State and Zip Code              City, State and Zip Code

-----------------------------------   -----------------------------------
Telephone - Business                  Telephone - Business

-----------------------------------   -----------------------------------
Telephone-Residence                   Telephone-Residence

-----------------------------------   -----------------------------------
Facsimile - Business                  Facsimile - Business

-----------------------------------   -----------------------------------
Facsimile - Residence                 Facsimile - Residence

-----------------------------------   -----------------------------------
Tax ID# or Social Security #          Tax ID# or Social Security #

Name in which securities should be issued: ------------------------------

Dated:----------------, 1998

This Subscription Agreement is agreed to and accepted as of ------------,
-----.

                                      CAVION TECHNOLOGIES, INC.


                                      By:--------------------------------
                                      Title:-----------------------------